JOINDER TO ADMINISTRATION AGREEMENT

This JOINDER (this “Joinder”) to the ADMINISTRATION AGREEMENT, dated as of September 9, 2010, as amended from time to time (the “Agreement”), by and among JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and the AQR Funds, on behalf of each series fund and each Cayman Islands entity listed on Schedule 1 hereto; (each series, fund or Cayman Islands entity listed on Schedule 1 hereto separate and not jointly, “Customer” or “Fund”), is entered into and shall be effective as of April 30, 2025 (the “Effective Date”).

W I T N E S S E T H :

WHEREAS, the Customer and J.P. Morgan entered into the Agreement to provide for fund administration services;

WHEREAS, each of the following series fund under AQR Funds or Cayman Islands entity, as applicable (each “New Fund”), separately and not jointly, requests J.P. Morgan to provide fund administration services;

1.	AQR CVX Fusion Fund
2.	AQR MS Fusion Fund
3.	AQR MS Fusion HV Fund
4.	AQR LSE Fusion Fund
5.	AQR CVX Fusion Offshore Fund Ltd.

WHEREAS, J.P. Morgan agrees to provide such services to the New Funds pursuant to the terms and conditions set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2.

Joinder. Each New Fund hereby agrees to be bound by and subject to the terms and conditions of the Agreement. For the avoidance of doubt any reference to Customer or Fund in the Agreement will incorporate each New Fund.

3.

Representations. Each party hereto represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.

4.

Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

5.

Governing Law. This Joinder shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.	Counterparts. This Joinder may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder as of the date set forth above.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Greg Cook
Name: Greg Cook
Title: Executive Director

CUSTOMER: THE AQR FUNDS, on behalf of each Fund listed on Schedule 1 hereto

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Chief Legal Officer, VP & Secretary

On behalf of each Cayman Islands entity Listed on Schedule 1 hereto

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Director

SCHEDULE 1

Series of AQR Funds
AQR Global Equity Fund
AQR Large Cap Momentum Style Fund
AQR Small Cap Momentum Style Fund
AQR International Momentum Style Fund
AQR Large Cap Multi-Style Fund
AQR Small Cap Multi-Style Fund
AQR International Multi-Style Fund
AQR Emerging Multi-Style II Fund
AQR Large Cap Defensive Style Fund
AQR International Defensive Style Fund
AQR Macro Opportunities Fund
AQR Diversified Arbitrage Fund
AQR Equity Market Neutral Fund
AQR Long-Short Equity Fund
AQR Managed Futures Strategy Fund
AQR Managed Futures Strategy HV Fund
AQR Risk-Balanced Commodities Strategy Fund
AQR Multi-Asset Fund
AQR Style Premia Alternative Fund
AQR Alternative Risk Premia Fund
AQR Diversifying Strategies Fund
AQR Trend Total Return Fund (f/k/a AQR Sustainable Long-Short Equity Carbon Aware Fund)
AQR CVX Fusion Fund
AQR MS Fusion Fund
AQR MS Fusion HV Fund
AQR LSE Fusion Fund

Cayman Islands Entities
AQR Managed Futures Strategy Offshore Fund Ltd.
AQR Multi-Asset Offshore Fund Ltd.
AQR Risk-Balanced Commodities Strategy Offshore Fund Ltd.
AQR Managed Futures Strategy HV Offshore Fund Ltd.
AQR Style Premia Alternative Offshore Fund Ltd.
AQR Macro Opportunities Offshore Fund Ltd.
AQR Alternative Risk Premia Offshore Fund Ltd.
AQR Trend Total Return Offshore Fund Ltd.
AQR CVX Fusion Offshore Fund Ltd.